                                                                     EXHIBIT 1.1

                             ARTICLES OF ASSOCIATION
                                       OF
                       PARTNER COMMUNICATIONS COMPANY LTD.

                                TABLE OF CONTENTS


Chapter One - General.............................................................................3
   1.      Definitions and Interpretation.........................................................3
   2.      Public Company.........................................................................4
   3.      The Purpose of the Company.............................................................4
   4.      The Objectives of the Company..........................................................5
   5.      Limited Liability......................................................................5
Chapter Two - The Share Capital of the Company....................................................5
   6.      Share Capital..........................................................................5
   7.      The Issuance of Shares and Other Equity Securities.....................................5
   8.      Calls of Payment.......................................................................6
   9.      The Shareholder Registers of the Company and the Issuance of Share Certificates........8
   10.     Transfer of Shares of the Company......................................................8
   10A.    Limitations on Transfer of Shares.....................................................11
   11.     Bearer Share Certificate..............................................................12
   12.     Pledge of Shares......................................................................12
   13.     Changes in the Share Capital..........................................................13
Chapter Three - General Meetings.................................................................15
   14.     The Authority of the General Meeting..................................................15
   15.     Kinds of General Meetings.............................................................16
   16.     The Holding of General Meetings.......................................................17
   17.     The Agenda of General Meetings........................................................18
   18.     Discussions in General Meetings.......................................................18
   19.     Voting of the Shareholders............................................................20
   20.     The Appointment of a Proxy............................................................22
   21.     Deed of Vote..........................................................................24
Chapter Four - The Board of Directors............................................................27
   22.     The Authority of the Board of Directors...............................................27
   23.     The Appointment of Directors and the Termination of Their Office......................27
   24.     Actions of Directors..................................................................31
   25.     Committees of the Board of Directors..................................................34
   26.     Chairman of the Board of Directors....................................................35


Chapter Five - Officers who are not Directors and the Auditor....................................36
   27.     The General Manager...................................................................36
   28.     The Corporate Secretary, Internal Controller and Other Officers of the Company........38
   29.     The Auditor...........................................................................38
Chapter Six - The Share Capital of the Company and its Distribution..............................40
   30.     Permitted Distributions...............................................................40
   31.     Dividends and Bonus Shares............................................................40
   32.     The Acquisition of Shares.............................................................44
Chapter Seven - Insurance, Indemnification and Release of Officers...............................44
   33.     Insurance of Officers.................................................................44
   34.     Indemnification of Officers...........................................................45
   35.     Release of Officers...................................................................46
Chapter Eight - Liquidation and Reorganization of the Company....................................46
   36.     Liquidation...........................................................................46
   37.     Reorganization........................................................................47
Chapter Nine - Miscellaneous.....................................................................47
   38.     Notices...............................................................................47
Chapter 10 - Transitional Rules until the Companies Law shall be Effective.......................48
   39.     Applicability.........................................................................48
   40.     Indemnification of Officers...........................................................49
   41.     Exemption for Officers................................................................49
   42.     Interpretation........................................................................50
Chapter 11 - Compliance with the License/Limitations on Ownership and Control....................50
   43.     Compliance............................................................................50
   44.     Limitations on Ownership and Control..................................................50

                             CHAPTER ONE - GENERAL

1.       DEFINITIONS AND INTERPRETATION

         1.1. The following terms in these Articles of Association bear the meaning appearing alongside them below:

         Articles of Association The      Articles of Association of the
                                          Company, as set forth herein or as
                                          amended, whether explicitly or
                                          pursuant to any Law.

         Business Day                     Sunday to Thursday, inclusive, with
                                          the exception of holidays and official
                                          days of rest in the State of Israel.

         Companies Law                    The Companies Law, 1999.

         Companies Ordinance              The Companies Ordinance [New Version],
                                          1983.

         Companies Regulations            Regulations issued pursuant to the
                                          Companies Ordinance or Companies Law.

         Director                         A Director of the Company in
                                          accordance with the definition in
                                          Section 1 of the Companies Law,
                                          including an Alternate Director or an
                                          empowered representative.

         Document A printout and any other form of written or printed words, including documents transmitted in writing, via facsimile, telegram, telex, e-mail, on a computer or through any other electronic instrumentation, producing or allowing the production of a copy and/or an output of a document.

         Financial                        Statements The balance sheet, profit
                                          and loss statement, statement of
                                          changes in the share capital and cash
                                          flow statements, including the notes
                                          attached to them.

         Law The provisions of any law ("din") as defined in the Interpretation Law, 1981.

         License The Company's General License for the Provision of Mobile Radio Telephone Services using the Cellular Method in Israel dated April 7, 1998, and the permit issued by the Ministry of Communications dated April 7, 1998.

         Linkage Payments with respect to changes in the Israeli consumer price index or the representative exchange rate of NIS vis-a-vis the U.S. dollar, as published by the Bank of Israel, or any other rate which replaces such rate.

         NIS                              New Israeli Shekel

         Office                           The registered office of the Company.

         Ordinary Majority                A simple majority of the shareholders
                                          who are entitled to vote and who voted
                                          in a General Meeting in person, by
                                          means of a proxy or by means of a deed
                                          of voting.

         Periodic Statement               According to its definition in Chapter
                                          B of the Securities Regulations
                                          (Periodic and Immediate Reports),
                                          1970, or such Securities Regulations
                                          replacing them.

         Securities                       Shares, bonds, capital notes or
                                          securities negotiable into shares and
                                          certificates, conferring a right in
                                          such securities, or other securities
                                          issued by the Company.

         Securities Law                   The Securities Law, 1968.

         Securities Regulations           Regulations issued pursuant to the
                                          Securities Law.

         Shares                           shares in the share capital of the
                                          Company.

         Shareholder                      Anyone registered as a shareholder in
                                          the Shareholder Register of the
                                          Company.

         Special Majority                 A majority of at least three quarters
                                          of the votes of shareholders who are
                                          entitled to vote and who voted in a
                                          general meeting, in person, by means
                                          of a proxy or by means of a deed of
                                          voting.

         1.2. The provisions of Sections 3 through 10 of the Interpretation Law, 1981, shall also apply to the interpretation of these Articles of Association, mutatis mutandis, unless the context otherwise requires.

         1.3. Except as otherwise provided in this Article, each word and expression in these Articles of Association shall have the meaning given to it in accordance with the Companies Law, and to the extent that no meaning is attached to it in the Companies Law, the meaning given to it in the Companies Regulations, and if they lack reference thereto, as stated, the meaning given to it in the Securities Law or Securities Regulations, and in the absence of any meaning, as stated, the meaning given to it in another Law, unless it contradicts the relevant provision or its contents.

2.       PUBLIC COMPANY

         The Company is a public company.

3.       THE PURPOSE OF THE COMPANY

         The purpose of the Company is to operate in accordance with business considerations to generate profits; provided, however, the Board of Directors is entitled to donate reasonable amounts to worthy causes, even if such a donation is not within the framework of business considerations, as stated.

4.       THE OBJECTIVES OF THE COMPANY

         The Company shall engage in any legal business.

5.       LIMITED LIABILITY

         The liability of the Shareholders of the Company is limited, each one up to the full amount he undertook to pay for the Shares allotted to him, at the time of the allotment.

                 CHAPTER TWO - THE SHARE CAPITAL OF THE COMPANY

6.       SHARE CAPITAL

         6.1. The authorized share capital of the Company is NIS 2,350,000, divided into 235,000,000 ordinary shares at a par value of NIS
                  0.01 each (hereinafter: the "Ordinary Shares").

         6.2. Each Ordinary Share shall confer upon its holder the right to receive notices of, and to attend and vote in, general meetings, and to one vote for each Ordinary Share held by him.

         6.3. Each class of Shares shall also confer equal rights to each holder in the class with respect to the amounts of equity which were paid or credited as paid with respect to their par value, in all matters pertaining to dividends, the distribution of bonus shares and any other distribution, return of capital and participation in the distribution of the balance of the assets of the Company upon liquidation.

         6.4. The provisions of these Articles of Association with respect to Shares, shall also apply to other Securities issued by the Company, mutatis mutandis.

7.       THE ISSUANCE OF SHARES AND OTHER SECURITIES

         7.1. The Board of Directors of the Company may issue Shares and other equity Securities of the Company, up to the limit of the registered share capital of the Company. In the event that the share capital of the Company includes several classes of Shares and other equity Securities, no shares and other equity Securities shall be issued above the limit of the registered share capital for its class.

         7.2. The Board of Directors of the Company may issue redeemable Securities, having such rights and subject to such conditions as will be determined by the Board of Directors.

         7.3. Subject to the provisions of these Articles of Association, the Board of Directors may allot Shares and other Securities according to such stipulations and conditions, at par value or by way of a premium, as it deems fit.

         7.4. The Board of Directors may decide on the issuance of a series of bonds or other debt securities within the framework of its authority or to take a loan on behalf of the Company and within the limits of the same authority.

         7.5. The Shareholders of the Company at any given time shall not have any preemption right or priority or any other right whatsoever with respect to the acquisition of Securities of the Company. The Board of Directors, in its sole discretion, may decide to offer Securities of the Company first to existing Shareholders or to any one or more of them.

         7.6. The Company is entitled to pay a commission (including underwriting fees) to any person, in consideration for underwriting services, or the marketing or distribution of Securities of the Company, whether reserved or unreserved, as determined by the Board of Directors. Payments, as stated in this Article, may be paid in cash or in Securities of the Company, or partly in one manner and partly in another manner.

8.       CALLS OF PAYMENT

         8.1. In the event that according to the terms of a Share allotment, there is no fixed date for the payment of any part of the price that is to be paid for the Shares, the Board of Directors may issue from time to time calls of payment to the Shareholders with respect to the moneys which were not yet paid by them in relation to the Shares (hereinafter: "Calls of Payment" or "a Call of Payment", as the case may be).

         8.2. A Call of Payment shall set a date, which will not be earlier than thirty days from the date of the notice, by which the amount indicated in the Call of Payment must be paid, together with interest, Linkage and expenses incurred in consequence of the non-payment, according to the rates and amounts set by the Board of Directors. The notice shall further specify that in the event of a failure to pay within the date fixed, the Shares in respect of which payment or the rate is required may be forfeited. In the event that a Shareholder fails to meet any of its obligations, under a Call of Payment, the Share in respect of which said notice was issued pursuant to the resolution of the Board of Directors may be forfeited at any time thereafter. The forfeiture of Shares shall include the forfeiture of all the dividends on same Shares which were not paid prior to the forfeiture, even if such dividends were declared.

         8.3. Any amount, which according to the terms of a Share allotment, must be paid at the time of issuance or at a fixed date, whether at the par value of the Share or at a premium, shall be deemed for the purposes of these Articles of Association to be combined in a duly issued Call of Payment. In the event of non-payment of any such amount, all the provisions of these Articles of Association shall apply with respect to such an amount, as if a proper Call of Payment has been made and an appropriate notice thereof was given.

         8.4. The Board of Directors, acting reasonably and in good faith, may differentiate among Shareholders with respect to amounts of Calls of Payment and/or their payment time.

         8.5. The joint holders of Shares shall be liable, jointly and severally, for the payment of Calls of Payment in respect of such Shares.

         8.6. Any payment for Shares shall be credited, pro rata, according to the par value of and according to the premium on such Shares.

         8.7. A Call of Payment may be cancelled or deferred to another date, as may be decided by the Board of Directors. The Board of Directors may waive any interest, Linkage and expenses or any part of them.

         8.8. The Board of Directors may receive from a Shareholder any payments for his Shares, in addition to the amount of any Call of Payment, and the Board of Directors may pay to the same Shareholder interest on amounts which were paid in advance, as stated above, or on same part of them, in excess of the amount of the Call of Payment, or to make any other arrangement with him which may compensate him for the advancement of the payment.

         8.9. A Shareholder shall not be entitled to a dividend or to his other rights as a Shareholder, unless he has fully paid the amounts specified in the Calls of Payment issued to him, together with interest, Linkage and expenses, if any, unless otherwise determined by the Board of Directors.

         8.10. The Board of Directors is entitled to sell, re-allot or transfer in any other manner any Share which was forfeited, in the manner it decides, with or without any amount paid on the Share or deemed as paid on it.

         8.11. The Board of Directors is entitled at all times prior to the sale, reallotment or transfer of the forfeited Share to cancel the forfeiture on the conditions it may decide.

         8.12. A person whose Shares have been forfeited shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which, up until the date of forfeiture, were due and payable by him to the Company in respect of the Shares, including interest, Linkage and expenses up until the actual payment date in the same manner as if the Shares were not forfeited, and shall be compelled to fulfill all the requirements and claims which the Company was entitled to enforce with respect to the Shares up until the forfeiture date, without any decrease or discount for the value of the Shares at the time of forfeiture. His liability shall cease only if and when the Company receives the full payment set at the time of allotment of the Shares.

         8.13. The Board of Directors may collect any Calls of Payment which were not paid on the forfeited Shares or any part of them, as it deems fit, but it is not obligated to do so.

         8.14. The forfeiture of a Share shall cause, as of the time of forfeiture, the cancellation of all rights in the Company and of any claim or demand against the Company with respect to that Share, and of other rights and obligations of the Shareholder in respect of the Company, save as otherwise provided by Law.

9.       THE SHAREHOLDER REGISTERS OF THE COMPANY AND THE ISSUANCE OF SHARE
         CERTIFICATES

         9.1. The Company shall maintain a Shareholder Register and a Register of Significant Shareholders, together with a notation of any Exceptional Holdings in accordance with the provisions set forth in Article 10A below, to be administered by the corporate secretary of the Company, subject to the oversight of the Board of Directors.

         9.2. A Shareholder is entitled to receive from the Company, free of charge, within two months after an allotment or the registration of a transfer (unless the conditions of the allotment fix a different period) one or several certificates with respect to all the Shares of a certain class registered in his favor, which certificate must specify the number of the Shares, the class of the Shares and the amount paid for them and also any other detail deemed important by the Board of Directors. In the event a Share is held jointly, the Company shall not be obligated to issue more than one certificate for all the joint holders, and the delivery of such a certificate to any of the joint holders shall be viewed as if it was delivered to all of them.

         9.3. Each and every Share certificate shall be stamped with the seal or the stamp of the Company or bear the Company's printed name, and shall also bear the signature of one Director and of the corporate secretary of the Company, or of two Directors or of any other person appointed by the Board of Directors for this purpose.

         9.4. The Company is entitled to issue a new Share certificate in place of an issued Share certificate which was lost or spoiled or corrupted, following evidence thereto and guarantees and indemnities, as may be required by the Company and the payment of an amount determined by the Board of Directors.

         9.5. Where two people or more are registered as joint holders of Shares, each of them is entitled to acknowledge the receipt of a dividend or other payments in connection with such jointly held Shares, and such acknowledgement of any one of them shall be good discharge of the Company's obligation to pay such dividend or other payments.

10.      TRANSFER OF SHARES

         10.1. The Shares are transferable. The transfer of Shares shall not be registered unless the Company receives a deed of transfer (hereinafter: "Deed of Transfer") or other proper Document or instrument of transfer. A Deed of Transfer shall be drawn up in the following manner or in any substantially similar manner or in any other manner approved by the Board of Directors.

                                DEED OF TRANSFER

 I, _________________, (hereinafter: "The Transferor") of ____________, do hereby transfer to ___________ (hereinafter: "The Transferee") of __________, for valuable consideration paid to me, _________ Share(s) having a par value of NIS 0.01 each, numbered ________ to ________ (inclusive), of Partner Communications Company Ltd. (hereinafter: the "Company") to hold unto the Transferee, his executors, administrators and assigns, subject to the same terms and conditions on which I held the same at the time of the execution hereof; and I, the said Transferee, do hereby agree to take the said Share(s) subject to the aforesaid terms and conditions.

                In witness whereof we have hereunto set our hands this _____ day of _________, _____.

                The Transferor                      The Transferee
                Name: _______________               Name: _______________
                Signature: ____________             Signature: ____________

                Witness to the Signature of:
                The Transferor                      The Transferee
                Name: _____________                 Name: _____________
                Signature: ____________             Signature: ____________

10.2. The transfer of Shares which are not fully paid, or Shares on which the Company has a lien or pledge, shall have no validity unless approved by the Board of Directors, which may, in its absolute discretion and without giving any reasoning thereto, decline the registration of such a transfer. The Board of Directors may deny a transfer of Shares as aforesaid and may also impose a condition of the transfer of Shares as aforesaid an undertaking by the transferee to meet the obligations of the transferor with respect to the Shares or the obligations for which the Company has a lien or pledge on the Shares, signed by the transferee together with the signature of a witness, authenticating the signature of the transferee.

10.3.    The transfer of a fraction of a Share shall lack validity.

10.4. A transferor of Shares shall continue to be regarded as the holder of the transferred Shares, until the name of the transferee of the Shares is registered in the Shareholder Register of the Company.

10.5. A Deed of Transfer shall be filed with the Company's office for registration, together with the Share Certificates for the Shares which are to be transferred (if such are issued) and also any other evidence which the Company may require with respect to the proprietary right of the transferor or with respect to his right to transfer the Shares. Deeds of Transfer which are registered shall remain with the Company. The Company is not obligated to retain the Deeds of Transfer and the

         Share Certificates, which may be cancelled, after the completion of a seven-year period from the registration of the transfer.

10.6. A joint Shareholder may transfer his right in a Share. In the event the transferring Shareholder does not hold the relevant Share Certificate, the transferor shall not be obligated to attach the Share Certificate to the Deed of Transfer, so long as the Deed of Transfer shall indicate that the transferor does not hold the Share Certificate, that the right he has in the Shares therein is being transferred, and that the transferred Share is held jointly with others, together with their details.

10.7. The Company may require payment of a fee for the registration of the transfer, at an amount or a rate determined by the Board of Directors from time to time.

10.8. The Board of Directors may close the Shareholder Register for a period of up to thirty days in each year.

10.9. Subject to Article 10.10, upon the death of a Shareholder, the Company shall recognize the custodians or administrators of the estate or executors of the will, and in the absence of such, the lawful heirs of the Shareholder, as the only holders of the right for the Shares of the deceased Shareholder, after receipt of evidence to the entitlement thereto, as determined by the Board of Directors.

10.10. In the event that a deceased Shareholder held Shares jointly with others, the Company shall acknowledge each survivor as a joint Shareholder with respect to said Shares, unless all the joint holders in the Share notify the Company in writing, prior to the death of any of them, of their will that the provisions of this Article shall not apply to them. The foregoing shall not release the estate of a joint Shareholder of any obligation in relation to a Share which is held jointly.

10.11. A person acquiring a right in Shares in consequence of being a custodian, administrator of the estate, the heir of a Shareholder, a receiver, liquidator or a trustee in a bankruptcy of a Shareholder or according to another provision of the Law, is entitled, after providing evidence to his right, to the satisfaction of the Board of Directors, to be registered as the Shareholder or to transfer such Shares to another person, subject to the provisions of these Articles of Association with respect to transfers.

10.12. A person becoming entitled to a Share because of the death of a Shareholder shall be entitled to receive, and to give receipts for, dividends or other payments paid or distributions made, with respect to the Share, but shall not be entitled to receive notices with respect to General Meetings of the Company or to participate or vote therein with respect to that Share, or to exercise any other right of a Shareholder, until he has been registered in the Shareholder Register as the holder of that Share.

10.13. Notwithstanding anything to the contrary in Articles 10.5 and 10.7, the transfer of Shares as a result of a realization of a share pledge entered into by a Shareholder of the Company in connection with the Company's $650 million credit facility dated August 13, 1998, as amended from time to time, will not require additional evidence with respect to the proprietary right of the transferor or with respect to his right to transfer the shares other than a properly completed deed of transfer and valid Share Certificate (if issued), nor will the Company require a fee for the registration of said transfer.

10A.     LIMITATIONS ON TRANSFER OF SHARES

                  10A.1. Exceptional Holdings shall be registered in the Register of Members (Shareholder Register) together with a notation that such holdings have been classified as "Exceptional Holdings", immediately upon the Company's learning of such matter. Notice of such registration shall be sent by the Company to the registered holder of the Exceptional Holding and to the Minister of Communications.

                  10A.2. Exceptional Holdings, registered in the manner set forth in Article 10A.1, shall not entitle the holder to any rights in respect to his holdings, and such holdings shall be considered "Dormant Shares" within the meaning of Section 308 of the Companies Law, except, however, that the holder of such shares shall be entitled to receive dividends and other distributions to shareholders (including the right to participate in a rights offering calculated on the basis of Means of Control of the Company (as defined in the License), provided, however, that such additional holdings shall be considered Exceptional Holdings). Therefore, any action taken or claim made on the basis of a right deriving from an Exceptional Holdings shall have no effect, except for the receipt of dividends or other distribution as stated above.

                           Without derogating from the above:

                  10A2.1 A Shareholder participating in a vote of the General Meeting will certify to the Company prior to the vote or, if the vote is by Deed of Vote, on the Deed of Vote, as to whether or not his holdings in the Company or his vote require consent pursuant to Sections 21 and 23 to the License; in the event the shareholder does not provide notification as aforesaid, he shall not vote and his vote shall not be counted.

                  10A.2.2 No Director shall be appointed, elected or removed on the basis of Exceptional Holdings. In the event a Director is appointed, elected or removed from his position as a Director as set forth above, such appointment, election or removal shall have no effect.

                  10A.2.3 Exceptional Holdings shall have no voting rights at a General Meeting of the Company.

For the purposes of this Article 10A, "EXCEPTIONAL HOLDINGS" means the holdings of Traded Means of Control held without the consent of the Minister of Communications pursuant to Section 21 to the License or as a result of a breach of the provisions of Section 23 to the License, and all holdings of a holder of Traded Means of Control who acted contrary to the provisions of Section 24 to the

License; and as long as the consent of the Minister of Communications is required but has not been obtained pursuant to Section 21 to the License, or the circumstances exist which constitute a violation of the provisions of Sections 23 or 24 to the License.

For the purposes of this Article 10A, "TRADED MEANS OF CONTROL" means Means of Control (as defined in the License) including Global or American Depositary Shares (GDRs or ADRs) or similar certificates, registered for trade on a securities exchange in Israel or abroad or which have been offered to the public in connection with a prospectus, and are held by the public in Israel or abroad.

                  10A.3. The provisions of Article 10A shall not apply to those who were Shareholders of the Company on the eve of the first registration of the Company's Shares for trade.

11.      BEARER SHARE CERTIFICATE

         The Company shall not issue bearer Share Certificates which grant the bearer rights in the Shares specified therein.

12.      PLEDGE OF SHARES

         12.1. The Company shall have a first degree pledge on, and a right to create a lien on, all Shares which are not fully paid and registered in the name of any Shareholder, and the proceeds of their sale, with respect to moneys (which payment time is due or not) whose payment was already called or are to be paid up within a fixed time. Furthermore, the Company shall have a first degree pledge right on all the Shares (other than Shares which were fully paid) registered in the name of any Shareholder to secure the payment of moneys which are due from him or from his property, whether with respect to his own debts or debts jointly with others. The said pledge shall also apply to dividends, declared from time to time, with respect to these Shares.

         12.2. For purposes of the realization of any such pledge and or lien, the Board of Directors is entitled to sell the Shares which are the subject of the pledge or lien, or any part of them, as it deems fit. No sale, as aforesaid, shall be carried out, until the date fixed for the payment has passed and a notice in writing was transferred to same Shareholder with respect to the intention of the Company to sell them, on condition that the amounts were not paid within fourteen days after the notice.

         12.3. The proceeds of any such sale, after deduction for the payment of the sale expenses, shall serve for the covering of the debts or obligations of said Shareholder, and the balance (if any) shall be paid to him.

         12.4. In the event that a sale of Shares was carried out pursuant to the realization of a pledge or a lien, pursuant to the presumptive authority conferred above, the Board of Directors is entitled to register such Shares in the Shareholder Register in favor of the buyer, and the buyer shall not be under the obligation to examine the fitness of such actions or the manner in which the purchase price paid for such Shares was used. After the said Shares are registered in the Shareholder Register in favor of the buyer, no person shall have the right to object to the validity of the sale.

13.      CHANGES IN THE SHARE CAPITAL

         The General Meeting is entitled to take any of the following actions at all times, so long as the resolution of the General Meeting is adopted by a Special Majority.

         13.1.    Increasing the Share Capital

To increase the share capital of the Company, regardless of whether all the Shares registered at such a time were issued or not. The increased share capital shall be divided into Shares having ordinary rights or preference rights or deferred rights or other special rights (subject to the special rights of an existing class of Shares) or subject to conditions and restrictions with respect to entitlement to dividend, return of capital, voting or other conditions, as may be instructed by the General Meeting in a resolution with respect to the increase of the share capital, and in the absence of a special provision, according to the terms determined by the Board of Directors.

         13.2.    Classes of Shares

To divide the share capital of the Company into various classes of Shares, and to set and change the rights attaching to each class of Shares, according to the conditions specified below:

                  13.2.1. So long as it was not otherwise set in the Share allotment conditions, the rights of any class may be changed pursuant to a resolution of the General Meeting of the Shareholders of each class of Shares, separately, or upon the written consent of all the Shareholders of all classes.

                  13.2.2. The rights conferred on the holders of Shares of a certain class shall not be deemed to have been changed as a result of the creation or allotment of other Shares having identical rights, unless it was otherwise stipulated in the allotment conditions of said Shares.

         13.3.    Amalgamation and Redivision of the Share Capital

To amalgamate and redivide the share capital of the Company, entirely or partially, into Shares having a higher or lesser par value than that stated in these Articles of Association. In the event that in consequence of such amalgamation, there are Shareholders left with fractions of Shares, the Board of Directors if approved by the Shareholders at a General Meeting in adopting the resolution for amalgamation of the capital, may agree as follows:

                  13.3.1. To sell the total of all the fractional shares and to appoint a trustee for this purpose, in whose name Share Certificates representing the fractions shall be issued, who will sell them, with the proceeds received after the deduction of commissions and expenses to be distributed to those entitled. The Board of Directors shall be entitled to decide that Shareholders who are entitled to proceeds which are below an amount determined by it, shall not receive the proceeds of the sale of the fractional shares, and their share in the proceeds shall be distributed among the Shareholders who are entitled to proceeds, in an amount greater than the amount that was determined, relative to the proceeds to which they are entitled;

                  13.3.2. To allot to any Shareholder, who is left with a fractional Share following the amalgamation, Shares of the class of Shares prior to the amalgamation, which are fully paid, in such a number, the amalgamation of which together with the fractional Share shall complete a whole Share, and an allotment as stated shall be viewed as valid shortly before the amalgamation;

                  13.3.3. To determine that Shareholders shall not be entitled to receive a Share in exchange for a fractional Share resulting from the amalgamation of a half or smaller fraction of the number of Shares, whose amalgamation creates a single Share, and they shall be entitled to receive a whole Share in exchange for a fractional Share, resulting from the amalgamation of more than a half of the number of Shares, whose amalgamation creates a whole Share.

                  In the event that an action pursuant to Articles 13.3.2 or
                  13.3.3 above requires the allotment of additional Shares, their payment shall be effected in a manner similar to that applicable the payment of Bonus Shares. An amalgamation and redivision, as aforesaid, shall not be regarded as a change in the rights attaching to the Shares which are the subject of the amalgamation and redivision.

         13.4.    Cancellation of Unissued Share Capital

To cancel registered share capital which has not yet been allotted, so long as the Company is not under an obligation to allot these Shares.

         13.5.    The Division of the Share Capital

To divide the share capital of the Company, entirely or partially, into Shares having a lower par value than those stated in these Articles of Association, by way of dividing the Shares of the Company at such a time, entirely or partially.

         13.6. The provisions specified in this Article 13 shall also apply to other equity Securities of the Company, mutatis mutandis.

                        CHAPTER THREE - GENERAL MEETINGS

14.      THE AUTHORITY OF THE GENERAL MEETING

         14.1.    Subjects within the authority of the General Meeting

                  The following matters shall require the approval of the General Meeting:

                  14.1.1. Changes in the Articles of Association, if adopted by a Special Majority.

                  14.1.2. The exercise of the authority of the Board of Directors, if resolved by a Special Majority that the Board of Directors is incapable of exercising its authority, and that the exercise of any of its authority is essential to the orderly management of the Company.

                  14.1.3. The appointment or reappointment of the Company's auditor, the termination or non-renewal of his service, and to the extent required by Law and not delegated to the Board of Directors, the determination of his fee.

                  14.1.4. The appointment of Directors, including external Directors.

                  14.1.5. To the extent required by the provisions of Section 255 of the Companies Law, the approval of actions and transactions with interested parties and also the approval of an action or a transaction of an officer which might constitute a breach of the duty of loyalty.

                  14.1.6. Changes in the share capital of the Company, if adopted by a Special Majority as set forth in Article 13 above.

                  14.1.7. A merger of the Company, as defined in the Companies Law.

                  14.1.8. Changes in the objectives of the Company as set forth in Article 4 above, if adopted by a Special Majority.

                  14.1.9. Changes in the name of the Company, if adopted by a Special Majority.

                  14.1.10. Liquidation, if adopted by a Special Majority.

                  14.1.11. Settlements or Arrangements pursuant to Section 233 of the Companies Ordinance.

                  14.1.12. Any other matters which applicable Law requires to be dealt with at General Meetings of the Company.

         14.2. The authority of the General Meeting to transfer authorities between corporate organs.

The General Meeting, by a Special Majority, may assume the authority which is given to another corporate organ, and may transfer the authority which is given to the General Manager to the Board of Directors.

The taking or transferring of authorities, as aforesaid, shall be with regard to a specific issue or for a specific period of time, all as stated in the resolution of the General Meeting.

15.      KINDS OF GENERAL MEETINGS

         15.1.    Annual Meetings

A General Meeting shall be convened at least once a year, within fifteen months of the last general meeting. The meeting shall be held at the registered offices of the Company, unless otherwise determined by the Board of Directors. These General Meetings shall be referred to as "Annual Meetings".

                  15.1.1. An Annual Meeting shall be convened to approve the following:

                           (One) The Financial Statements and the Report of the Board of Directors, as of December 31st of the calendar year preceding the year of the annual meeting.

                           (Two) The Report of the Board of Directors with respect to the fee paid to the Company's auditor.

                  15.1.2. The Annual Meeting shall be convened to adopt resolutions on the following matters:

                           (One) The appointment of Directors and the termination of their office in accordance with
                           Article 23 below.

                           (Two) The appointment of an auditor or the renewal of his office, and authorization of the Board of Directors to determine his fee, subject to the provisions of Article 29 below.

         15.2.    Extraordinary Meetings

General Meetings of the Shareholders of the Company which are not convened in accordance with the provisions of Article 15.1 above, shall be referred to as "Extraordinary Meetings". An Extraordinary Meeting shall discuss and decide in all matters which are not discussed and decided in the Annual Meeting, and for which the Extraordinary Meeting was convened.

         15.3.    Class Meetings

The provisions of these Articles of Association with respect to General Meetings shall apply, mutatis mutandis, to meetings of a class of Shareholders of the Company.

16.      THE HOLDING OF GENERAL MEETINGS

         16.1.    The Convening of the Annual Meeting

The Board of Directors shall convene Annual Meetings in accordance with the provisions of Article 15.1 above.

         16.2.    The Convening of an Extraordinary Meeting

The Board of Directors may convene an Extraordinary Meeting, as it decides, provided, however, that it shall be obligated to convene an Extraordinary Meeting upon the demand of one of the following:

                  16.2.1. Any two Directors or a quarter of the Directors, whichever is lower; or

                  16.2.2. any one or more Shareholders, holding alone or together at least 4.99% of the issued share capital of the Company.

         16.3.    Date of Convening an Extraordinary Meeting Upon Demand

The Board of Directors, which is required to convene a general meeting in accordance with Article 16.2 above shall announce the convening of the General Meeting within twenty-one (21) days from the receipt of a demand in that respect, and the date fixed for the meeting shall not be more than thirty-five
(35) days from the publication date of the announcement of the General Meeting.

In the event that the Board of Directors shall not have convened an Extraordinary Meeting, as required in this Article, those demanding its convening or half of the Shareholders which demand it subject to Article 16.2.2, are entitled to convene the meeting themselves, so long as it is convened within three months from the date on which the demand was filed, and it shall be convened, inasmuch as possible, in the same manner by which meetings are convened by the Board of Directors. In the event that a General Meeting is convened as aforesaid, the Company shall bear the reasonable costs and expenses incurred by those demanding it.

         16.4.    Notice of Convening a General Meeting

Unless otherwise prescribed by Law, a notice of a general meeting shall be sent to each registered Shareholder of the Company at least twenty-one (21) days prior to the date fixed for the meeting.

A General Meeting may be convened following a shorter notice period, if the written consent of all the Shareholders who are entitled at such time to receive notices has been obtained. A waiver by a Shareholder can also be made in writing after the fact and even after the convening of the General Meeting.

16.5.    Contents of the Notice

Subject to the provisions of any Law, a notice with respect to a general meeting shall specify the agenda of the meeting, the location, the proposed resolutions and also the arrangements for voting by means of a deed of voting or a deed of authorization, and the requirements of Article 10A.2.1.

Any notice to be sent to the Shareholders shall also include a draft of the proposed resolutions or a concise description of their particulars.

17.      THE AGENDA OF GENERAL MEETINGS

         17.1. The agenda of the General Meeting shall be determined by the Board of Directors and shall also include issues for which an Extraordinary Meeting is being convened in accordance with
                  Article 15.2 above, or demanded in accordance with Article
                  17.2 below.

         17.2. One or more Shareholders holding alone or in the aggregate, 4.99% or more of the share capital of the Company may request that the Board of Directors include an issue on the agenda of a general meeting to be convened in the future. The Board of Directors shall incorporate such issue on the agenda of such a future general meeting, provided that the Board of Directors determines, in its discretion, such issue is suitable to be discussed in the General Meeting of the Company.

         17.3. The General Meeting shall only adopt resolutions on issues which are on its agenda.

         17.4. So long as it is not otherwise prescribed by Law, the General Meeting is entitled to accept or reject a proposed resolution which is on the agenda of the General Meeting, the draft or concise description of the particulars of which were published by the Company, including slight alterations, however, it is not entitled to take a resolution, which is materially different than the proposed resolution.

18.      DISCUSSIONS IN GENERAL MEETINGS

         18.1.    Quorum

No discussion shall be held in the General Meeting unless a lawful quorum is present. Subject to the requirements of the applicable Law in force at the time these Articles of Association come into force, the rules of the Nasdaq National Market, the London Stock Exchange and any other exchange on which the Company's securities are or may become quoted or listed, and the provisions of these Articles, any two Shareholders, present by themselves or by means of a proxy, or who have delivered to the Company a Deed of Voting indicating their manner of voting, and who hold or represent at least one-third of the voting rights in the Company shall constitute a lawful quorum. A Shareholder or his proxy, who may also serve as a proxy for other Shareholders, shall be regarded as two Shareholders or more, in accordance with the number of Shareholders he is representing.

         18.2.    Deferral of the General Meeting in the Absence of Lawful
                  Quorum

In the event that a legal quorum is not present after the lapsing of 30 minutes from the time specified in the convening notice for the commencement of the meeting, the meeting may be adjourned to the same day of the following week (or the first business day thereafter) at the same time and venue, or to another time and venue, as determined by the Board of Directors in a notice to the Shareholders, and the adjourned meeting shall discuss the same issues for which the original meeting was convened. If at the adjourned meeting, a legal quorum is not present at the time specified for the commencement of the meeting, then and in such event one or more Shareholders holding or representing in the aggregate at least 10% of the voting rights in the Company shall be deemed to form a proper quorum, subject to the provisions of Section 79 of the Companies Law.

         18.3.    The Chairman of the General Meeting

The chairman of the Board of Directors (if appointed) shall preside at each General Meeting. In the absence of the chairman, or if he fails to appear at the meeting within 15 minutes after the time fixed for the meeting, the Shareholders present at the meeting shall choose any one of the Directors of the Company as the chairman, and if there is no Director present at the meeting, one of the Shareholders shall be chosen to preside over the meeting. The chairman shall not have an additional vote or casting vote.

         18.4.    Adjourned Meeting

Upon adoption of a resolution at a General Meeting at which a lawful quorum is present, the chairman may and upon demand of the General Meeting shall adjourn the General Meeting from time to time and from venue to venue, as the meeting may decide (for the purpose of this Article: an "Adjourned Meeting"). In the event that a meeting is adjourned for fourteen days or more, a notice of the Adjourned Meeting shall be given in the same manner as the notice of the original meeting. With the exception of the aforesaid, a Shareholder shall not be entitled to receive notice of an Adjourned Meeting or of the issues which are to be discussed in the Adjourned Meeting. The Adjourned Meeting shall only discuss issues that could have been discussed at the General Meeting which was adjourned. The provisions of Articles 17.1, 17.2 and 17.3 of the Articles of Association shall apply to an Adjourned Meeting.

19.      VOTING OF THE SHAREHOLDERS

         19.1.    Resolutions

In any General Meeting, a proposed resolution shall be adopted if it receives an Ordinary Majority, or any other majority of votes set by Law or in accordance with these Articles of Association. For the avoidance of doubt, any proposed resolution requiring a Special Majority under the Companies Ordinance shall continue to require the same Special Majority even after the effective date of the Companies Law.

In the event of a tie vote, the resolution shall be deemed rejected.

         19.2.    Checking Majority

                  19.2.1. The checking of the majority shall be carried out by means of a count of votes, at which each Shareholder shall be entitled to vote in each case in accordance with rights fixed for such Shares, subject to Articles 10A above and Article 44 below. A Shareholder shall be entitled to a single vote for each share he holds which is fully paid or that Calls of Payment in respect of which was fully paid.

                  19.2.2. The announcement of the chairman that a resolution in the General Meeting was adopted or rejected, whether unanimously or with a specific majority, shall be regarded as prima facie evidence thereof.

         19.3.    Written Resolutions

Subject to the provisions of applicable Law, a written resolution signed by all of the Shareholders of the Company holding Shares which entitle their holders to participate in General Meetings of the Company and vote therein, or of the same class of Shares to which the resolution refers, as the case may be, shall be regarded as a valid resolution for all purposes, and as a resolution adopted at a General Meeting of the Company or at a class meeting of the relevant class of Shares, as the case may be, which was properly summoned and convened, for the purpose of adopting such a resolution.

Such a resolution could be stated in several copies of the same document, each of them signed by one Shareholder or by several Shareholders.

         19.4.    The Determining Date with Respect to Participation and Voting

In the event that a General Meeting was summoned more than twenty-one (21) days prior to the date fixed for its convening, the Shareholders who are entitled to participate and vote in same General Meeting shall be those Shareholders who are registered in the Shareholder Register of the Company on the date twenty-one
(21)
days prior to the date of the meeting. In the event that a General Meeting was summoned 21 days or less prior to the date fixed for its convening, the Shareholders who are entitled to participate and vote in the same General Meeting shall be those shareholders who are registered in the Shareholder Register of the Company on the date determined by the Board of Directors but in no event shall the date be less than four days prior to the date of the meeting.

         19.5.    A Right to Participate and Vote

A Shareholder shall not be entitled to participate and vote in any General Meeting or to be counted among those present, so long as (i) he owes the Company a payment which was called for the Shares held by him, unless the allotment conditions of the Shares provide otherwise, and/or (ii) his holdings are registered in the Shareholder Register together with a notation that such holdings have been classified as Exceptional Holdings, as defined in Article 10A or Affected Shares, as defined in Article 44.

         19.6.    Personal Interest in Resolutions

A Shareholder seeking to vote with respect to a resolution which requires that the majority for its adoption include at least a third of the votes of all those not having a personal interest (as defined in the Companies Law) in the resolution shall notify the registered office of the Company at least two business days prior to the date of the General Meeting, whether he has a personal interest in the resolution or not, as a condition for his right to vote and be counted with respect to such resolution.

A Shareholder voting on a resolution, as aforesaid, by means of a Deed of Vote, may include his notice with regard to his personal interest on the Deed of Vote.

         19.7.    The Disqualification of Deeds of Vote

Subject to the provisions of applicable Law, the corporate secretary of the Company may, in his discretion, disqualify Deeds of Vote and Deeds of Authorization and so notify the Shareholder who submitted a Deed of Vote or Deeds of Authorization in the following cases:

                  19.7.1. If there is a reasonable suspicion that they are forged;

                  19.7.2. If there is a reasonable suspicion that they are falsified, or given with respect to Shares for which one or more Deeds of Vote or deeds of authorization have been given and not withdrawn; or

                  19.7.3. If there is no note on the Deed of Vote or Deed of Authorization as to whether or not his holding in the Company or his vote require the consent of the Minister of Communications pursuant to Sections 21 and 23 to the License.

                  19.7.4.  With respect to Deeds of Vote:

                           (One) If more than one choice is marked for the same resolution; or

                           (Two) With respect to resolutions which require that the majority for their adoption includes a third of the votes of those not having a personal interest in the approval of the resolution, where it was not marked whether the relevant Shareholder has a personal interest or not, as aforesaid.

                  Any Shareholder shall be entitled to appeal on any such disqualification to the Board of Directors at least one business day prior to the relevant General Meeting.

         19.8.    The Voting of a Person without Legal Capacity

A person without legal capacity is entitled to vote only by means of a trustee or a legal custodian. Such trustee or legal custodian may vote in person, by Deed of Vote or by means of a proxy.

         19.9.    The Voting of Joint Holders of a Share

Where two or more Shareholders are registered joint holders of a Share, only the first named joint holder shall vote, either in person or by means of a proxy or by means of a Deed of Vote, without taking into account the other registered joint holders of the Share. For this purpose, the first named joint holder shall be the person whose name is registered first in the Shareholder Register.

         19.10.   Minutes of the General Meeting

The chairman of the General Meeting shall cause that the minutes of each General Meeting shall be properly maintained and shall include the following:

                  19.10.1. The name of each Shareholder present in person, by
                           Deed of Vote or by proxy and the number of Shares held or represented by him;

                  19.10.2. The principal issues of the discussion, all the
                           resolutions which were adopted or rejected at the General Meeting, and if adopted - according to what majority.

20.      THE APPOINTMENT OF A PROXY

         20.1.    Voting by Means of a Proxy

A Shareholder registered in the Shareholder Register is entitled to appoint by deed of authorization a proxy to participate and vote in his stead, whether at a certain General Meeting or generally at General Meetings of the Company, whether personally or by means of a Deed of Vote, so long as the deed of authorization with respect to the appointment of the proxy was delivered to the Company at least two Business Days prior to the date of the General Meeting.

In the event that the deed of authorization is not limited to a certain General Meeting, then the deed of authorization, which was deposited prior to a certain General Meeting, shall also be good for other General Meetings thereafter. This
Article 20 shall also apply to a Shareholder which is a corporation, appointing a person to participate and vote in a General Meeting in its stead. A proxy is not required to be a Shareholder of the Company.

         20.2.    The Draft of the Deed of Authorization

The deed of authorization shall be signed by the Shareholder and shall be in or substantially in the form specified below or any such other form acceptable to the Board of Directors of the Company. The corporate secretary, in his discretion, may accept a deed of authorization differing from that set forth below provided the changes are immaterial.

The corporate secretary shall only accept either an original deed of authorization, or a copy of the deed of authorization which is certified by a lawyer having an Israeli license or a notary.

                              DEED OF AUTHORIZATION
                                                                   Date:
                                                                        --------

To:      Partner Communications Company Ltd.
Attn.:   Corporate Secretary

            Re: [Annual/Extraordinary] General Meeting of the Company
                        to be Held On __________________

         I, the undersigned _________________, Identification No. / Registration No. _____________, of ________________, being the registered holder of ________
(*) Shares [Ordinary Shares having a par value of NIS 0.01, each], hereby authorize ___________, Identification No. ___________ (**) and/or ___________,
Identification No. ___________ and/or ___________, Identification No. ___________ to participate and vote in my stead and on my behalf at the referenced meeting and in any adjournment of the referenced meeting of the Company / at any General Meeting of the Company, until I shall otherwise notify you .

                                         -----------------------
                                         Signature

--------------------------------------------------------------------------------
(*) A Shareholder is entitled to give several deeds of authorization, each of which refers to a different quantity of Shares of the Company held by him, so long as he shall not give deeds of authorization with respect to an aggregate number of Shares exceeding the total number he holds.

(**) In the event that the proxy does not hold an Israeli Identification number, indicate a passport number, if any, and the name of the country which issued the passport.

         20.3. A vote in accordance with a deed of authorization shall be lawful even if prior to it, the appointer died or became incapacitated or bankrupt, or if it is a corporation - was liquidated, or if he cancelled the deed of authorization or transferred the Share in respect of which it was given, unless a notice in writing was received at the Office of the Company prior to the meeting with respect to the occurrence of such an event.

21.      DEED OF VOTE

         21.1. A Shareholder may vote in a General Meeting by means of a Deed of Vote on the issues specified below, unless the Company is entitled by Law to a partial or full exemption from the requirement for the delivery of Deeds of Vote, either generally or specifically:

                  21.1.1.  The appointment and dismissal of Directors.

                  21.1.2. The approval of actions with interested parties, subject to sections 268-275 of the Companies Law.

                  21.1.3. The approval of an action by an officer which conflicts with his duty of loyalty toward the Company, subject to Section 255 of the Companies Law.

                  21.1.4.  A merger subject to Section 320 of the Companies Law.

                  21.1.5. Any issue which the Articles of Association provide can be voted thereon by means of a Deed of Vote.

                  21.1.6.  Other issues prescribed by Law.

         21.2.    The Draft of the Deed of Vote

The Deed of Vote shall be signed by the Shareholder and shall be in or substantially in the form specified below, or any such other form acceptable to the Board of Directors of the Company. The corporate secretary or any one authorized by the Board of Directors to convene the meeting, shall be entitled to amend the form of the Deed of Vote in accordance with the resolutions on the agenda.

                                  DEED OF VOTE
                                                                  Date:
                                                                        --------
Partner Communications Company Ltd.
[Address of the Company]

         Re: [Annual/Extraordinary] General Meeting of the Shareholders
                          to be on ___________________

         I, the undersigned _________________, Identification No. / Registration No. _____________, of ________________, being the registered holder / the holder an appropriate Deed of Authorization, attached hereto (*) of ________ (**) Ordinary Shares having a par value of NIS 0.01 each, hereby notify you that my vote in the General Meeting and in any adjourned meeting of the Company is as specified below.

   Item No. of the                                                                            Personal Interest of the
    Resolution on           Subject of the                                                        Shareholder in the
      the Agenda              Resolution                      Vote (***)                           Resolution (****)
------------------------ --------------------- ------------------------------------------- ---------------------------------
                                                 In Favor      Abstain         Against            Yes               No
------------------------ --------------------- ------------ -------------- --------------- ------------------ --------------
------------------------ --------------------- ------------ -------------- --------------- ------------------ --------------

------------------------ --------------------- ------------ -------------- --------------- ------------------ --------------

------------------------ --------------------- ------------ -------------- --------------- ------------------ --------------


[ ] I, the undersigned, hereby declare that either my holdings or my vote require the consent of the Minister of Communications pursuant to Sections 21 or 23 to the License. (*****)

[ ] I, the undersigned, hereby declare that neither my holdings nor my vote, require the consent of the Minister of Communications pursuant to Sections 21 or 23 to the License. (*****)


------------------------
       Signature

--------------------------------------------------------------------------------
(*) In the event that the Shares are held by means of a Registration Company, a power of attorney on behalf of the Registration Company should be enclosed and the Deed of Vote should be signed.

(**) In the event that a Shareholder wishes to vote in a different manner with respect to each part of his Shares, a separate Deed of Vote should be filed for each quantity of Shares in respect of which he intends to vote differently.

(***) An "X" should be marked in the appropriate column and with respect to each resolution. In the event that more than one choice are marked for a certain resolution, the vote in respect of that resolution shall be disqualified.

(****) In resolutions for which a majority which includes a third of the votes of those not having a personal interest in the transaction is required for adoption, an X should be marked in the appropriate column. If an X is not marked in either column, the vote in respect of the same resolution shall be disqualified.

(*****) An"X" should be marked in the appropriate column. If an X is not marked in either column, or if an X is marked in both column, the vote shall be disqualified.

         21.3.    The Sending of a Deed of Vote

The Deed of Vote shall be sent by the Company to the Shareholders who are registered in the Shareholder Register of the Company and who are entitled to vote in the General Meeting, together with the notice with respect to General Meetings.

The Deed of Vote shall be sent by the Company and at its expense.

         21.4.    Manner of Use of the Deed of Vote

A duly executed Deed of Vote which was received at the Office of the Company at least two Business Days prior to the date of the General Meeting shall constitute the participation and voting of the Shareholder who has delivered it, for each and every purpose, including for the purpose of determining the lawful quorum at a meeting. A Deed of Vote received by the Company, in accordance with this Article, with respect to a certain issue, at which voting in the General Meeting did not take place, shall be viewed as an "abstain" with respect to the resolution to adjourn the meeting and, at the adjourned meeting, shall be voted in accordance with the manner set forth therein.

         21.5.    Board Recommendation

The Board of Directors and any other person lawfully demanding the holding of an extraordinary General Meeting may send to the Shareholders a recommendation in order to persuade the Shareholders with respect to the items which are on the agenda of said meeting. The recommendation shall be delivered at the expense of the Company together with the Deed of Vote. In the event that a General Meeting is convened with respect to any of the issues specified in Article 21.1 above, a Shareholder may submit to the Company a request that a recommendation be delivered on his behalf to the other Shareholders. Unless it is otherwise prescribed by Law, the said recommendation shall be delivered at the expense of the Shareholder, and only if it was received at the registered office of the Company at least 10 days prior to the General Meeting.

The Board of Directors of the Company may send to the Shareholders a recommendation in response to a recommendation delivered in accordance with the provisions of this Article, or in response to any other submission to the

Shareholders. Such recommendation shall be delivered at the expense of the Company.

                      CHAPTER FOUR - THE BOARD OF DIRECTORS

22.      THE AUTHORITY OF THE BOARD OF DIRECTORS

         22.1. The authority of the Board of Directors is as specified both in the Law and in the provisions of these Articles of Association.

         22.2.    Signature Authority and Powers of Attorney

                  22.2.1. The Board of Directors shall determine the person(s) with authority to sign for and on behalf of the Company with respect to various issues. The signature of such person(s), appointed from time to time by the Board of Directors, whether generally or for a specific issue, whether alone or together with others, or together with the seal or the stamp of the Company or its printed name, shall bind the Company, subject to the terms and conditions set by the Board of Directors.

                  22.2.2. The Board of Directors may set separate signature authorities with respect to different issues and different amounts.

                  22.2.3. The Board of Directors may, from time to time, authorize any person to be the representative of the Company with respect to those objectives and subject to those conditions and for that time period, as the Board of Directors deems fit. The Board of Directors may also grant any representative the authority to delegate any or all of the authorities, powers and discretion given to the Board of Directors.

         22.3.    The Registered Office of the Company

The Board of Directors shall fix the location of the Office of the Company.

23.      THE APPOINTMENT OF DIRECTORS AND THE TERMINATION OF THEIR OFFICE

         23.1.    The Number of Directors

The number of Directors in the Company shall not be less than seven (7) or more than seventeen (17).

         23.2.    The Identity of a Director

                  23.2.1. A member of the Board of Directors may hold another position with the Company.

                  23.2.2. A corporation may serve as a Director in the Company, subject to the provisions of Article 23.6 below.

                  23.2.3. For as long as any individual or an entity which is an Interested Party in the Company is also an Interested Party in Cellcom (Israel) Ltd. (hereinafter "Cellcom"), such Interested Party or an Office Holder of an Interested Party in Cellcom or an Office Holder of any entity controlled by an Interested Party in Cellcom (other than Elron Electronic Industries Ltd ("Elron") or an entity controlled by Elron) will not serve as an Office Holder of the Company, and no Interested Party in Cellcom or any entity controlled by such Interested Party, may appoint more than two Directors to the Board of Directors of the Company. For the purposes of this Article, the terms "control", "Interested Party" and "Office Holder" shall bear the same meaning as in, and shall be interpreted in accordance with, the License.

                  23.2.4. The Board of Directors shall include independent and/or external Directors required to comply with the applicable requirements of any Law, the Nasdaq Stock Market, the London Stock Exchange and any other investment exchange on which the securities of the Company are or may become quoted or listed. The requirements of the Companies Law applicable to an external Director (Dahatz) shall prevail over the provisions of these Articles of Association to the extent these Articles of Associations are inconsistent with the Companies Law, and shall apply to the extent these Articles of Associations are silent.

         23.3.    The Election of Directors and their Terms of Office


                  23.3.1. The Directors shall be elected at each Annual Meeting and shall serve in office until the close of the next Annual Meeting, unless their office becomes vacant earlier in accordance with the provisions of these Articles of Association. Each Director of the Company shall be elected by an Ordinary Majority at the Annual Meeting; provided, however, that external Directors shall be elected in accordance with applicable law and/or any relevant stock exchange rule applicable to the Company. The elected Directors shall commence their terms from the close of the Annual Meeting at which they are elected, unless a later date is stated in the resolution with respect to their appointment.

                  23.3.2. In each Annual Meeting, the Directors that were elected in the previous Annual Meeting, and thereafter, in any Extraordinary Meeting shall be deemed to have resigned from their office. A resigning Director may be reelected.

                  23.3.3. Notwithstanding the other provisions of these Articles of Association and without derogating from
                           Article 23.4, an

                           Extraordinary Meeting of the Company may elect any person as a Director, to fill an office which became vacant or to serve as an external Director (Dahatz) or an independent Director and also in any event in which the number of the members of the Board of Directors is less than the minimum set in the Articles of Association. Any Director elected in such manner (excluding an external Director (Dahatz) shall serve in office until the coming Annual Meeting, unless his office becomes vacant earlier in accordance with the provisions of these Articles of Association and may be reelected.

                  23.3.4. An elected external Director (Dahatz) shall commence his term from the date of, and shall serve for the period stated in, the resolution of the General Meeting at which he was elected, notwithstanding
                           Article 23.3 above, unless his office becomes vacant earlier in accordance with the provisions of the Companies Law. A General Meeting may reelect an external Director (Dahatz) for additional term(s) as permitted by the Companies Law.

         23.4.    The election of Directors by the Board of Directors

                  The Board of Directors shall have the right, at all times, upon approval of at least 75% of the Directors of the Company, to elect any person as a Director, to fill an office which became vacant, and also in any event in which the number of the members of the Board of Directors is less than the minimum set in the Articles of Association. Any Director elected in such manner shall serve in office until the coming Annual Meeting and may be reelected.

         23.5.    Alternate Director

Any Director may, from time to time, appoint for himself an alternate Director (hereinafter: the "Alternate Director"), dismiss such Alternate Director and also appoint another Alternate Director instead of any Alternate Director, whose office becomes vacant, due to whatever cause, whether for a certain meeting or generally. Anyone who is not qualified to be appointed as a Director and also anyone serving as a Director or as an existing Alternate Director shall not serve as an Alternate Director.

         23.6.    Representatives of a Director that is a Corporation

A Director that is a corporation shall appoint an individual, qualified to be appointed as a Director in the Company, in order to serve on its behalf, either generally or for a certain meeting, or for a certain period of time and the said corporation may also dismiss that individual and appoint another in his stead (hereinafter: "Representatives of a Director").

         23.7. Manner of Appointment or Dismissal of an Alternate Director or a Representative of a Director that is a Corporation

                  Any appointment or dismissal of Representatives of Directors, when such Directors are corporations, or of Alternate Directors, shall be made by means of a notice in writing to the corporate secretary, signed by the appointing or dismissing body and shall become valid upon the date indicated in the appointment or dismissal notice or upon the date of its delivery to the corporate secretary, whichever is the later.

         23.8. Miscellaneous Provisions with Respect to Alternate Directors and Representatives of Directors that are Corporations.

                  23.8.1. Any person, whether he is a Director or not, may serve as the representative of a Director, and any one person may serve as the representative of several Directors.

                  23.8.2. The Representative of a Director - in addition to his own vote, if he is serving as a Director - shall have a number of votes corresponding to the number of Directors represented by him.

                  23.8.3. An Alternate Director and the Representative of a Director shall have all the authority of the Director for whom he is serving as an Alternate Director or as a representative, with the exception of the authority to vote in meetings at which the Director is present in person.

                  23.8.4. The office of an Alternate Director or a representative of a Director shall automatically become vacant, if the office of the Director for whom he is serving as an Alternate Director or as a representative becomes vacant.

         23.9.    Termination of the Term of a Director

         The term of a Director shall be terminated in any of the following cases:

                  23.9.1. If he resigns from his office by way of a signed letter, filed with the corporate secretary at the Company's Office;

                  23.9.2. If he is declared bankrupt or if he reaches a settlement with his creditors within the framework of bankruptcy procedures;

                  23.9.3. If he is declared by an appropriate court to be incapacitated;

                  23.9.4. Upon his death and, in the event of a corporation, if a resolution has been adopted for its voluntary liquidation or a liquidation order has been issued to it;

                  23.9.5. If he is removed from his office by way of a resolution, adopted by the General Meeting of the Company, even prior to the completion of his term of office;

                  23.9.6. If he is convicted of a crime, as stated in Section 232 of the Companies Law; or

                  23.9.7. If his term is terminated by the Board of Directors in accordance with the provisions of Section 231 of the Companies Law.

         23.10. The Implications on the Board of Directors of the Termination of the Term of a Director.

In the event that an office of a Director becomes vacant, the remaining Directors are entitled to continue operating, so long as their number has not decreased below the minimum number of Directors set forth in Article 23.1.

In the event that the number of Directors decreased below that minimum number, the remaining Directors shall be entitled to act solely for the convening of a General Meeting of the Company for the purpose of electing additional Directors to the Board of Directors.

         23.11.   Compensation of Members of the Board of Directors

Members of the Board of Directors who do not hold other positions in the Company and who are not external Directors shall not receive any compensation from the Company, unless such compensation is approved by the General Meeting and according to the amount determined by the General Meeting, subject to the provisions of the Law.

                 The compensation of the Directors may be fixed, as an all-inclusive payment or as payment for participation in meetings or in any combination thereof.

The Company may reimburse expenses incurred by a Director in connection with the performance of his office, to the extent provided in a resolution of the Board of Directors.

24.      ACTIONS OF DIRECTORS

         24.1.    Convening Meetings of the Board of Directors

                  24.1.1. The chairman of the Board of Directors may convene a meeting of the Board of Directors at any time.

                  24.1.2. The chairman of the Board of Directors shall convene a meeting of the Board of Directors at least four times a year, in a manner allowing the Company to fulfil the provisions of the Law with respect to the publication of Financial Statements and reporting to the public.

                  24.1.3. The chairman of the Board of Directors shall convene a meeting of the Board of Directors on a specific issue if requested by at least two

                           Directors or one Director, if he is an external Director, within no more than 14 days from the date of the request.

                  24.1.4. The chairman of the Board of Directors shall act forthwith for the convening of a meeting of the Board of Directors, within 14 days from the time that a Director in the Company has informed him of a matter related to the Company in which there is an apparent violation of the Law or a breach of proper management of the business, or from the time that the auditor of the Company has reported to him that he had become aware of material flaws in the accounting oversight of the Company.

                  24.1.5. In the event that a notice or a report of the General Manager requires an action of the Board of Directors, the chairman of the Board of Directors shall forthwith convene a meeting of the Board of Directors, which should be held within 14 days from the date of the notice or the report.

         24.2.    Convening of a Meeting of the Board of Directors

                  24.2.1. Any notice with respect to a meeting of the Board of Directors may be given in writing, so long as the notice is given at least 14 days prior to the date fixed for the meeting, unless all the members of the Board of Directors or their Alternate Directors or their representatives agree on a shorter time period. A notice, as stated, shall be delivered in writing or transmitted via facsimile or E-mail or through another means of communication, to the address or facsimile number or to the E-mail address or to an address where messages can be delivered through other means of communication, as the case may be, as the Director informed the corporate secretary, upon his appointment, or by means of a written notice to the corporate secretary thereafter.

                           A notice, which was delivered or transmitted, as provided in this Article, shall be deemed to be personally delivered to the Director on its delivery date.

                  24.2.2. In the event that a Director appointed an Alternate Director or a representative, the notice shall be delivered to the Alternate Director or the representative, unless the Director instructed that the notice should be delivered to him as well.

                  24.2.3. The notice shall include the venue, date and time of the meeting of the Board of Directors, arrangements with respect to the manner of management of the meeting (in cases where telecommunications are used), the details of the issues on its agenda and any other material that the chairman of the Board of Directors requests be attached to the summoning notice with respect to the meeting.

         24.3.    The Agenda of Meetings of Board of Directors

                  The agenda of meetings of the Board of Directors shall be determined by the chairman of the Board of Directors and shall include the following issues:

                  24.3.1. Issues determined by the chairman of the Board of Directors.

                  24.3.2. Issues for which the meeting is convened in accordance with Article 24.1 above.

                  24.3.3. Any issue requested by a Director or by the General Manager within a reasonable time prior to the date of the meeting of the Board of Directors (taking into account the nature of the issue).

         24.4.    Quorum

The quorum for meetings of the Board of Directors shall be a majority of the Directors, which must include one external Director.

         24.5.    Conducting a Meeting Through Means of Communication

                  The Board of Directors may conduct a meeting of the Board of Directors through the use of any means of communications, provided all of the participating Directors can hear each other simultaneously.

         24.6.    Voting in the Board of Directors

Subject to Article 23.4 and Article 44, Issues presented at meetings of the Board of Directors shall be decided upon by a majority of the votes of the Directors present (or participating, in the case of a vote through a permitted means of communications) and voting, subject to the provisions of Article 23.8 above, with respect to Alternate Directors and representatives of Directors that are corporations.

Each Director shall have a single vote.

         24.7.    Written Resolutions

A written resolution signed by all the Directors shall be deemed as a resolution lawfully adopted at a meeting of the Board of Directors. Such a resolution may be made in several copies of the same Document, each of them signed by one Director or by several Directors. Such a resolution may be adopted by signature of only a portion of the Directors, if all of the Directors who have not signed the resolution were not entitled to participate in the discussion and to vote on such resolution in accordance with any Law whatsoever, so long as they confirm in writing that they are aware of the intention to adopt such a resolution.

         24.8.    Resolutions Approved by Means of Communications

A resolution approved by use of a means of communications by the Directors shall be deemed to be a resolution lawfully adopted at a meeting of the Board of Directors, and the provisions of Article 24.6 above shall apply to the said resolution.

         24.9.    The Validity of Actions of the Directors

All actions taken in good faith in a meeting of the Board of Directors or by a committee of the Board of Directors or by any person acting as a Director shall be valid, even if it subsequently transpires that there was a flaw in the appointment of such a Director or person acting as such, or if any of them were disqualified, as if any such person was lawfully appointed and was qualified to serve as a Director.

         24.10.   Minutes of Meetings of the Board of Directors

The chairman of the Board of Directors shall cause that the minutes of meetings of the Board of Directors shall be properly maintained and shall include the following:

                  24.10.1. Names of those present and participating at each
                           meeting.

                  24.10.2. All the resolutions and particulars of the discussion of said meetings.

Any such minutes signed by the chairman of the Board of Directors presiding over that meeting or by the chairman of the Board of Directors at the following meeting, shall be viewed as prima facie evidence of the issues recorded in the minutes.

25.      COMMITTEES OF THE BOARD OF DIRECTORS

         25.1. Subject to the provisions of the Companies Law, the Board of Directors may delegate its authorities or any part of them to committees, as they deem fit, and they may from time to time cancel the delegation of such an authority. Any such committee, while utilizing an authority as stated, is obligated to fulfil all of the instructions given to it from time to time by the Board of Directors.

         25.2. Subject to the provisions of the Companies Law, each committee of the Board of Directors shall consist of at least two Directors, and it may include members who are not Directors, with the exception of the audit committee which shall consist of at least three (3) Directors, and all of the external Directors of the Company shall be members of it.

         25.3. The provisions with respect to meetings of the Board of Directors shall apply to the meetings and discussions of each committee of the Board of Directors, with the appropriate changes, provided that no other terms are set by the Board of Directors in this matter, and provided that the lawful quorum for the meetings of the committee, as stated, shall be at least a majority of the members of the committee, unless otherwise required by Law.

26.      CHAIRMAN OF THE BOARD OF DIRECTORS

         26.1.    Appointment

                  26.1.1. The Board of Directors shall choose one of its members to serve as the chairman of the Board of Directors, and shall set in the appointing resolution the term for his service.

                  26.1.2. Unless otherwise provided in the appointing resolution, the chairman of the Board of Directors shall be chosen each and every calendar year at the first meeting of the Board of Directors held after the General Meeting in which Directors were appointed to the Company.

                  26.1.3. In the event that the chairman of the Board of Directors ceases to serve as a Director in the Company, the Board of Directors in its first meeting held thereafter shall choose one of its members to serve as a new chairman who will serve in his position for the term set in the appointing resolution, and if no period is set, until the appointment of a chairman, as provided in this Article.

                  26.1.4. In the event that the chairman of the Board of Directors is absent from a meeting, the Board of Directors shall choose one of the Directors present to preside at the meeting.

         26.2.    Authority

                  26.2.1. The chairman of the Board of Directors shall preside over meetings of the Board of Directors.

                  26.2.2. In the event of a deadlock vote, the chairman of the Board of Directors shall not have an additional or casting vote.

                  26.2.3. The chairman of the Board of Directors is entitled, at all times, at his initiative or pursuant to a resolution of the Board of Directors, to require reports from the General Manager in matters pertaining to the business affairs of the Company.

         26.3. Reservations with Regard to Actions of the Chairman of the Board of Directors

                  26.3.1. The chairman of the Board of Directors shall not serve as the General Manager of the Company, unless he is appointed in accordance with the provisions of
                           Article 27.2 below.

                  26.3.2. The chairman of the Board of Directors shall not serve as a member of the Audit Committee.

         CHAPTER FIVE - OFFICERS WHO ARE NOT DIRECTORS, AND THE AUDITOR

27.      THE GENERAL MANAGER

         27.1.    The Appointment and Dismissal of the General Manager

                  27.1.1. The Board of Directors shall appoint a General Manager for a fixed period of time or for an indefinite period of time. The Board of Directors may appoint more than one General Manager.

                  27.1.2. The compensation and employment conditions of the General Manager shall be determined by the Board of Directors in any manner it deems fit. Where the compensation of the General Manager is regarded by the Board of Directors in accordance with the Company Law as an "exceptional transaction" and also in cases of the granting of a release, insurance, liability for indemnification or indemnification given by a permit, said compensation requires the prior approval of the audit committee.

                  27.1.3. The Board of Directors may from time to time remove the General Manager from his office or dismiss the General Manager and appoint another or others in his stead.

         27.2.    The Chairman of the Board of Directors as the General Manager

                  27.2.1. The General Meeting of the Company is entitled to authorize the chairman of the Board of Directors to fulfil the position of the General Manager and to exercise his authority, so long as the majority of the votes in the General Meeting adopting such a resolution include at least two thirds of the votes of Shareholders present and entitled to vote at the meeting who are not controlling Shareholders of the Company as defined in the Companies Law or representatives of any of them. "Abstain" votes shall not be taken into account in the counting of the votes of the Shareholders.

                  27.2.2.  The validity of a resolution provided in Article
                           27.2.1 above is restricted to a maximum period of three years from the date of the adoption of the resolution by the General Meeting. In the event that no period was set in the resolution, the period shall be deemed to be for three years. Prior to the completion of the three year period, as aforesaid, and even after the end of this period, the General Meeting is entitled to extend the validity of such resolution.

                  27.2.3. A resolution, as stated, may relate to the authority of the chairman of the Board of Directors, generally, or to a specific person who is serving as the chairman of the Board of Directors.

         27.3. The Authority of the General Manager and Subordination to the Board of Directors

                  27.3.1. The General Manager is responsible for the day-to-day management of the affairs of the Company within the framework of the policy set by the Board of Directors and subject to its instructions.

The General Manager shall have all administrative and operational authority which were not conferred by Law or pursuant to these Articles of Association to any other corporate organ of the Company, and he shall be under the supervision of the Board of Directors and subject to its instructions.

The General Manager shall appoint and dismiss officers of the Company, with the exception of Directors, and he shall also determine the terms of their employment, unless otherwise resolved by the Board of Directors and provided, however, that the appointment and dismissal of senior managers of the Company shall require consultation with and approval by the Board of Directors.

                  27.3.2. The Board of Directors may instruct the General Manager on how to act with respect to a certain issue. If the General Manager fails to fulfil the instruction, the Board of Directors may exercise the required authority in order to act in the place of the General Manager.

The Board of Directors may assume the authority granted to the General Manager, either with respect to a certain issue or for a certain period of time.

                  27.3.3. In the event that the General Manager is unable to exercise his authority, the Board of Directors may exercise such authority in his stead, or authorize another to exercise such authority.

         27.4.    Reporting Duties of the General Manager

The General Manager is obligated to notify the chairman of the Board of Directors of any exceptional matter which is material to the Company, or of any material deviation by the Company from the policy set by the Board of Directors. In the event that the Company shall be without a chairman of the Board of Directors for whatever reason the General Manager shall notify all the members of the Board of Directors, as aforesaid. The General Manager shall deliver to the Board of Directors reports on issues, at such time and in such scope, as is determined by the Board of Directors.

         27.5.    Delegating Authority of the General Manager

The General Manager, upon approval of the Board of Directors, may delegate to his subordinates any of his authority. However, such delegation of authority shall not release the General Manager from his liability.

28.      THE CORPORATE SECRETARY, INTERNAL CONTROLLER AND OTHER OFFICERS OF THE
         COMPANY

         28.1.    The corporate secretary

                  28.1.1. The Board of Directors is entitled to appoint a corporate secretary on terms it deems fit, joint secretaries, sub-secretaries and to determine the areas of their functions and authorities.

                  28.1.2. In the event that no corporate secretary has been appointed, the General Manager or anyone authorized by him shall fulfil the functions assigned to the corporate secretary, in accordance with any Law, to these Articles of Association and the resolutions of the Board of Directors.

                  28.1.3. The corporate secretary shall be responsible for all documents which are kept at the Office, as stated in
                           Section 124 of the Companies Law, and he shall manage all the registries maintained by the Company in accordance with the Law or Companies Law.

         28.2.    Internal Controller

                  28.2.1. The internal controller of the Company shall report to the chairman of the Board of Directors.

                  28.2.2. The internal controller shall file with the Board of Directors a proposal for an annual or other periodic work plan, which shall be approved by the Board of Directors, subject to any changes it deems fit.

         28.3.    Other Officers of the Company

The Board of Directors may decide that in addition to the General Manager and the corporate secretary, other officers may be appointed, whether generally or for a specific issue. In such event, the Board of Directors shall appoint the officer, define his position and authority, and set his compensation and terms of employment.

The Board of Directors is entitled to authorize the General Manager to fulfil any or all of its authorities, as stated.

29.      THE AUDITOR

         29.1. The Shareholders at the Annual Meeting shall appoint an auditor for a period until the close of the following Annual Meeting. The Annual Meeting may appoint an auditor for a period not to extend beyond the close of the third Annual Meeting following the Annual Meeting in which he was appointed. In the event that the auditor was appointed for said period, the Annual Meeting shall not address the appointment of the auditor during said period, unless a resolution is adopted with respect to the termination of his service.

         29.2. The General Meeting is entitled at all times to terminate the service of the auditor or to decide not to renew it.

         29.3. The Board of Directors shall determine the compensation of the auditor of the Company and it shall report in that respect to the Annual Meeting of the Company.

         29.4. The Board of Directors shall set the compensation of the auditor for additional services which are not regarded as oversight activities, and it shall report in this respect at the Annual Meeting of the Company.

       CHAPTER SIX - THE SHARE CAPITAL OF THE COMPANY AND ITS DISTRIBUTION

30.      PERMITTED DISTRIBUTIONS

         30.1.    Definitions

In this Chapter, the following terms shall be construed, in accordance with their definition in Sections 301 and 302 of the Companies Law: "distribution", "acquisition", "profits", "profit test", "adjusted financial statements" and "balances".

         30.2.    Distribution of Profits

The Company shall not make any distribution except from its profits, provided that the Company shall not make any distribution if there is a reasonable fear that such distribution shall preclude the Company from having the ability to meet its present and anticipated liabilities, as they become due. Notwithstanding the aforesaid, the Company, with the approval of the Court, is entitled to make a distribution which fails to meet the profit test.

         30.3.    Allotment for a Consideration Below the Par Value

In the event the Board of Directors decides to allot Shares having a par value, for consideration which is less than their par value, including Bonus Shares, the Company shall convert into share capital from its profits, premium on its Shares, or any other source, included in its shareholders equity, as stated in its most recent Financial Statements, an amount equal to the difference between the par value and the consideration.

Even if the aforesaid is not done, with the approval of the Court, the Company shall be entitled to make an allotment of Shares, for consideration which is less than their par value.

31.      DIVIDENDS AND BONUS SHARES

         31.1.    Right to Dividends or Bonus Shares

                  31.1.1. A Shareholder of the Company shall have the right to receive dividends or Bonus Shares, if the Company so decides in accordance with Article 31.2 below, consistent with the rights attaching to such Shares.

                  31.1.2. Dividends or Bonus Shares shall be distributed or allotted to those who are registered in the Shareholder Register on the date of the resolution approving the distribution or allotment or upon a latter date, if another date is determined for this purpose in same resolution (hereinafter: the "Determining Date").

                  31.1.3. In the event that the share capital of the Company consists of Shares having various par values, dividends or Bonus Shares shall be distributed in proportion to the par value of each Share.

                  31.1.4. Subject to special rights conferred upon Shares in accordance with the conditions of their allotment, profits of the Company which the Company decides to distribute as a dividend or as Bonus Shares shall be paid in proportion to the amount which was paid or credited on the account of the par value of the Shares, held by the Shareholder.

                  31.1.5. In the event that it was not otherwise determined in the conditions applicable to the allotment of the Shares or in a resolution of the General Meeting, all the dividends or Bonus Shares with respect to Shares, which were not fully paid within the period in which the dividends or Bonus Shares are paid, shall be paid in proportion to the amounts which were actually paid or credited as paid on the par value of the Shares during any part of said period (pro rata temporis).

         31.2. Resolution of the Company with Respect to a Dividend or Bonus Shares

                  31.2.1.  The Authority to Distribute Dividends or Bonus Shares

The resolution of the Company on the distribution of a dividend or Bonus Shares to be distributed to the Shareholders according to their respective rights and benefits, and on their time of payment, shall be made by the General Meeting, after the recommendation of the Board of Directors is presented. The General Meeting may accept the recommendation or diminish the amount, but it is not entitled to increase it, provided in each case the distribution is a permitted distribution, as specified in Article 30.

                  31.2.2.  Funds

The Board of Directors may, in its discretion, allocate to special funds any amount whatsoever from the profits of the Company or from the revaluation of its assets or its relative share in the revaluation of assets of "branch companies," and also to determine the designation of these funds.

         31.3.    The Payment of Dividends

                  31.3.1.  Manner of Payment

Unless otherwise provided in the resolution with respect to the distribution of the dividend, the Company may pay any dividend with the withholding of any tax required by Law, by way of a cheque to the order of the beneficiary alone, which should be sent by means of registered mail to the registered address of the Shareholder entitled thereto, or by way of a bank transfer. Any cheque, as stated, shall be drawn up to the order of the person to whom it is intended.

In the event of registered joint holders, the cheque shall be passed to the same Shareholder whose name is registered first in the Shareholder Register with respect to the joint holding.

The sending of a cheque to a person whose name is registered in the Shareholder Register as the holder of the Share upon the Determining Date or, in the case of joint holders, to any of the joint holders, shall serve as evidence with respect to all the payments made in connection with same Shares.

                           The Company may decide that a cheque under a certain amount shall not be sent and the amount of the dividend which was supposed to be paid shall be deemed to be an unclaimed dividend.

                  31.3.2.  An Unclaimed Dividend

The Board of Directors is entitled to invest the amount of any unclaimed dividend for one year after it was declared or to utilize it in any other manner to the benefit of the Company until it is claimed. The Company shall not be obligated to pay interest or Linkage on an unclaimed dividend.

                  31.3.3.  Specific Dividend

In the event the Company declares a dividend, as provided in Article 31.2.1 above, it may decide that same dividend shall be paid, entirely or partially, by way of the distribution of certain assets, including fully paid Shares or bonds of any other company or in any combination of these assets.

         31.4. Manner of Capitalization of Profits and the Distribution of Bonus Shares

                  31.4.1. Subject to the provisions of Article 30 above in the event of a capitalization of profits and distribution of Bonus Shares, the undistributed profits of the Company, or premium on Shares, or funds derived from the revaluation of the assets of the Company, or funds derived on the basis of equity from the profits of "branch companies," or from the revaluation of assets of "branch companies" and capital redemption funds shall be capitalized and distributed among the Shareholders entitled thereto, as per the provisions of Article 31.1 above, to be held by the shareholders as capital, and that this capital, entirely or partially, shall be used on behalf of same Shareholders as full payment, whether according to the par value of the Shares or together with premium decided upon, for Shares to be distributed accordingly, and that this distribution or payment shall be received by same Shareholders as full consideration for their portion of the benefit in the capitalized amount, as determined by the Board of Directors.

                           The provisions of this chapter six shall also apply to the distribution of bonds.

                  31.4.2. The Company, in the resolution with respect to the distribution of Bonus Shares, is entitled in accordance with the recommendation of the Board of Directors, to decide that the Company shall transfer to a special fund, designated for the future distribution of Bonus Shares, an amount the capitalization of which shall be sufficient in order to allot to anyone having at such time a right to acquire Shares of the Company (including a right which can be exercised only upon a later date), Bonus Shares at the par value which would have been due to him had he exercised the right to acquire the Shares shortly before the Determining Date, at the price of the right in effect at such time. In the event that after the Determining Date, the holder of said right shall exercise his right to acquire the Shares or any part of them, the Board of Directors shall allot to him fully paid Bonus Shares at such par value and of such class, which would have been due to him had he exercised shortly before the Determining Date the right to acquire those Shares he actually acquired, by way of an appropriate capitalization made by the Board of Directors out of the special fund, as aforesaid. For the purpose of the determination of the par value of the Bonus Shares which are to be distributed, any amount transferred to the special fund, with respect to a previous distribution of previous Bonus Shares shall be viewed as if it had already been capitalized and that Shares entitling the holders to the right to acquire Shares of the Company were already allotted as Bonus Shares.

                  31.4.3. Upon the distribution of Bonus Shares, each Shareholder of the Company shall receive Shares of a uniform class or of the class which confers on its holder the right to receive the Bonus Shares, as determined by the Board of Directors.

                  31.4.4. For purposes of carrying out any resolution pursuant to the provisions of Article 30, the Board of Directors may settle, as it deems fit, any difficulty arising with regard to the distribution of Bonus Shares, and, in particular, to issue certificates for fractions of Shares and sell such fractions of Shares, in order to pay their consideration to those entitled thereto, and also to set the value for the distribution of certain assets and to decide that cash payments shall be paid to the Shareholders on the basis of the value determined in such a way, or that fractions whose value is less than NIS 0.01 shall not be taken into account, pursuant to the adjustment of the rights of all parties. The Board of Directors may pay cash or convey these certain assets to trustees in trust in favor of those people who are entitled to a dividend or to a capitalized fund, as the Board of Directors shall deem beneficial.

32.      ACQUISITION OF SHARES

         32.1. The Company is entitled to acquire or to finance an acquisition, directly or indirectly, of Shares of the Company or securities convertible into Shares of the Company or which could be exercised into Shares of the Company, including incurring an obligation to take any of these actions, subject to the fulfillment of the conditions of a permissible distribution, as stated in Article 30 above.

         32.2. In the event that the Company acquired any of its Shares, such a Share shall become a dormant Share, and shall not confer any rights, so long as it is in the holding of the Company.

         32.3. A subsidiary or another corporation in the control of the Company is entitled to acquire Shares of the Company or securities convertible into Shares of the Company or which can be exercised into Shares of the Company, including an obligation to take any of these actions, to the same extent the Company may make a distribution, so long as the board of directors of the subsidiary or the managers of the acquiring corporation have determined that had the acquisition of the Shares been carried out by the Company it would have been regarded as a permissible distribution, as specified in
                  Article 30 above. Notwithstanding the foregoing, an acquisition by a subsidiary or by another corporation in the control of the Company, which is not fully-owned by the Company, will be considered a distribution of an amount equal to the product of the amount acquired multiplied by the percentage of the rights in the capital of the subsidiary or in the capital of said corporation which is held by the Company.

         32.4. In the event that a Share of the Company is acquired by a subsidiary or by a corporation in the control of the Company, the Share shall not confer any voting rights, for so long as said Share is held by the subsidiary or by said controlled corporation.

       CHAPTER SEVEN - INSURANCE, INDEMNIFICATION AND RELEASE OF OFFICERS

33.      INSURANCE OF OFFICERS

         33.1. The Company shall not insure the liability of an officer in the Company, other than pursuant to the provisions of this Article.

         33.2. The Company may enter into an insurance contract or arrange and pay all premiums in respect of an insurance contract, for the insurance of the liability of an officer in the Company, resulting from the consequence of an action by him in his capacity as an officer in the Company, for any of the following:

                  33.2.1. The breach of the duty of care toward the Company or toward any other person;

                  33.2.2. The breach of the duty of loyalty toward the Company provided the officer has acted in good faith and had reasonable grounds to assume that the action would not harm the Company; and

                  33.2.3. A financial liability imposed on him in favor of another person.

         33.3. The Company shall not enter into a contract for the insurance of the liability of an officer in the Company for any of the following:

                  33.3.1. The breach of the duty of loyalty toward the Company, unless the officer acted in good faith and had reasonable grounds to assume that the action would not harm the Company;

                  33.3.2. The breach of the duty of care made intentionally or recklessly ("pezizut"), unless otherwise permitted by law;

                  33.3.3. An intentional act intended to unlawfully yield a personal profit;

                  33.3.4.  A criminal fine or a penalty imposed on him.

34.      INDEMNIFICATION OF OFFICERS

         34.1. The Company shall not indemnify an officer in the Company, other than pursuant to the provisions of this Article.

         34.2.    Indemnification in Advance

The Company may undertake in advance to indemnify an officer of the Company, provided the undertaking is restricted to events of a kind which the Board of Directors believes can be anticipated at the time of the making of the indemnification undertaking, with the exception of the events stated in Article
33.3 above, and at an amount that the Board of Directors determines is reasonable in the circumstances.

         34.3.    Indemnification after the Fact

The Company may indemnify an officer in the Company for all kinds of events, retrospectively, with the exception of the events specified in Article 33.3 above.

         34.4. The Company may indemnify an officer in the Company for liability or expense he incurs in consequence of an action made by him in the capacity of his position as an officer in the Company, as follows:

                  34.4.1. Any financial liability imposed on him in favor of another person in accordance with a judgment, including a judgment given in a settlement or a judgment of an arbitrator, approved by the Court.

                  34.4.2. Reasonable litigation expenses, including legal fees, incurred by the officer or which he was ordered to pay by the Court, within the framework of proceedings filed against him by the Company or on its behalf or by another person, or in a criminal proceeding in which he was acquitted, or in a criminal proceeding in which he was convicted of a felony which does not require a finding of criminal intent.

35.      RELEASE OF OFFICERS

         35.1. The Company shall not release an officer from his liability for a breach of the duty of care toward the Company, other than in accordance with the provisions of this Article.

         35.2. The Company may release an officer in the Company, in advance, from his liability, entirely or partially, for damage in consequence of the breach of the duty of care toward the Company.

         35.3. Notwithstanding the foregoing, the Company may not release an officer from his liability, resulting from any of the following events:

                  35.3.1.  The breach of the duty of loyalty toward the Company.

                  35.3.2. The breach of the duty of care made intentionally or recklessly ("pezizut");

                  35.3.3. An intentional act intended to unlawfully yield a personal profit;

                  35.3.4.  A criminal fine or a penalty imposed on him.

          CHAPTER EIGHT - LIQUIDATION AND REORGANIZATION OF THE COMPANY

36.      LIQUIDATION

         36.1. In the event that the Company is liquidated, whether voluntarily or otherwise, the liquidator, upon the approval of an Extraordinary Meeting, may make a distribution in kind to the Shareholders of all or part of the property of the Company, and he may with a similar approval of the General Meeting, deposit any part of the property of the Company with trustees in favor of the Shareholders, as the liquidator with the aforementioned approval, deems fit.

         36.2. The Shares of the Company shall confer equal rights among them with respect to capital amounts which were paid or which were credited as paid on the par value of the Shares, in all matters pertaining to the refund of the capital and to the participation in the distribution of the balance of the assets of the Company in liquidation.

37.      REORGANIZATION

         37.1. Upon the sale of the property of the Company, the Board of Directors or the liquidators (in case of a liquidation), if they are so authorized by a resolution of the General Meeting of the Company adopted with a Special Majority, may receive fully or partially paid up Shares, bonds or securities of another company, either Israeli or foreign, whether incorporated or which is about to incorporated for the purpose of acquiring property of the Company, or any part thereof, and the Directors (if the profits of the Company allow for it) or the liquidators (in case of a liquidation) may distribute among the Shareholders the Shares or the securities mentioned above or any other property of the Company without selling them or depositing them with trustees on behalf of the Shareholders.

         37.2. The General Meeting may, pursuant to a resolution adopted by a Special Majority, decide on the valuation of the securities or of the aforementioned property at a price and in the same manner as it deems appropriate and all the Shareholders shall be obligated to accept any valuation or distribution, authorized in accordance with the foregoing and to waive their rights in this matter, unless the Company is about to liquidate or is in a liquidation process, of same lawful rights (if any) which according to the provisions of the Law should not be altered or denied.

                          CHAPTER NINE - MISCELLANEOUS

38.      NOTICES

         38.1. A notice or other document may be sent by the Company to any Shareholder appearing in the Shareholder Register of the Company either personally or by way of sending by registered mail, at the registered address of the Shareholder in the Shareholder Register, or at such address as the Shareholder shall have provided in writing to the Company as the address for the delivery of notices.

         38.2. All the notices to be given to Shareholders, shall, in respect of Shares held jointly, be given to the person whose name is mentioned first in the Shareholder Register, and any notice given in such a manner shall be viewed as a sufficient notice to all the joint Shareholders.

         38.3. Any Shareholder registered in the Shareholder Register, with an address, whether in Israel or overseas, is entitled to receive, at such address, any notice he is entitled to receive in accordance with the Articles of Association or according to the provisions of the Law. Unless otherwise stated above, no person who is not registered in the Shareholder Register shall be entitled to receive any notices from the Company.

         38.4. Any notice or other document which is sent to a Shareholder in accordance with these Articles of Association shall be considered lawfully sent with respect to all the Shares held by him (whether with respect to Shares held by him alone or held by him jointly with others) even if same Shareholder had died by that time or had become bankrupt or had received an order for its liquidation or if a trustee or a liquidator or a receiver was appointed with respect to his Shares (whether the Company was aware of it or not) until another person is registered in the Shareholder Register in his stead, as the holder thereof. The sending of a notice or other document, as aforesaid, shall be viewed as a sufficient sending to any person having a right in these Shares.

         38.5. Any notice or other document which was sent by the Company via registered mail, to an address in Israel, shall be considered sent within 72 hours from its posting at the post office. In order to prove sufficient sending, it is enough to show that the letter containing the notice or the document was addressed to the correct address and was posted at the post office.

         38.6. Any accidental omission with respect to the giving of a notice of a General Meeting to any Shareholder or the non-receipt of a notice with respect to a meeting or any other notice on the part of whatever Shareholder shall not cause the cancellation of a resolution taken at that meeting, or the cancellation of processes based on such notice.

         38.7. Any Shareholder and any member of the Board of Directors may waive his right to receive notices or waive his right to receive notices during a specific time period and he may consent that a General Meeting of the Company or a meeting of the Board of Directors, as the case may be, shall be convened and held notwithstanding the fact that he did not receive a notice with respect to it, or notwithstanding the fact that the notice was not received by him within the required time, in each case subject to the provisions of any Law prohibiting any such waiver or consent.

    CHAPTER 10-TRANSITIONAL RULES UNTIL THE COMPANIES LAW SHALL BE EFFECTIVE.

39.      APPLICABILITY

         The provisions of this chapter shall apply solely during the period commencing on the day on which the Articles of Association shall be effective until the day on which the Companies Law shall be effective (hereinafter the "Transitional Period").

         The following provisions shall not apply during the Transitional
         Period:

         39.1. Article 14.2-titled "The General Meeting's authority to transfer authority between the organs"

         39.2.    Article 28.2-titled "Internal Controller"

         39.3.    Article 32-titled "Purchase of the Company's Shares"

40.      INDEMNIFICATION OF OFFICERS

                  Notwithstanding the provisions of Article 34 above, during the Transitional Period Article 34 shall read as follows:

         "34      "INDEMNIFICATION OF OFFICERS"

         34.1 The Company is entitled to indemnify an Officer of the Company and/or an employee of the Company for one of the following:

                  34.1.1 Financial liability imposed by judgment upon him for the benefit of a third party, including a settlement or arbitration decision certified by the Court, as a result of an act or omission committed by him in his capacity as an officer and/or employee of the Company.

                  34.1.2 Reasonable litigation fees, including attorney's fees, incurred by the officer and/or the employee of the Company or imposed upon him by a court, in a proceeding initiated against him by the Company or in its name or by another person, or in a criminal proceeding from which he is acquitted, provided that any such proceeding related to an act or omission committed by him in his capacity as an officer and/or employee of the Company.

         34.2 These instructions are not intended nor will they be intended to limit the Company in any way in respect of the Company entering into an insurance contract and/or an indemnification agreement:

                  34.2.1 In respect of anyone who is not an officer of the Company, including employees, contractors or consultants of the Company who are not officers of the Company.

                  34.2.2 In respect of officers of the Company in the event that the insurance and/or the indemnification are not explicitly forbidden by any law."

41.      EXEMPTION FOR OFFICERS

         The words "made intentionally or recklessly ("pezizut")" in Article
         35.3.2 above shall not apply.

         The rules of the second schedule of the Companies Ordinance will not apply both during the Transitional Period and thereafter, including with respect to matters that have not been dealt with in the Articles of Association.

42.      INTERPRETATION

         During the Transitional Period, all of the provisions and/or definitions in the Articles of Association that are incompatible with cognitive rules of the Companies Ordinance will be cancelled and the rules of the Companies Ordinance shall apply.

                   CHAPTER 11 - COMPLIANCE WITH THE LICENSE /
                      LIMITATIONS ON OWNERSHIP AND CONTROL

43.      COMPLIANCE

         The Shareholders shall at all times comply with the terms of the License. Nothing herein shall be construed as requiring or permitting the performance of any acts which are inconsistent with the terms of the License. If any article of these Articles shall be found to be inconsistent with the terms of the License, the provisions of such article shall be null and void, but the validity, legality or enforceability of provisions of the other Articles shall not be affected thereby.

44.      LIMITATIONS ON OWNERSHIP AND CONTROL

         44.1. This Article is to ensure that so long as and to the extent that any Operating Right is conditional on or subject to any conditions or restrictions relating to ownership or control over the Company imposed by the Ministry, the Company is so owned and controlled. This Article shall not affect or influence in any way the interpretation or application of
                  Article 10A.

         44.2.    In this Article:

                  "AFFECTED SHARE" means any Share determined to be dealt with as such pursuant to Article 44.4;

                  "AFFECTED SHARE NOTICE" means a notice in writing served in accordance with Article 44.5;

                  "DEPOSITARY" means a custodian or other person appointed under contractual arrangements with the Company (or a nominee for such custodian or other person) whereby such custodian or other person holds or is interested in Shares and which issues securities evidencing the right to receive such Shares;

                  "DEPOSITARY RECEIPTS" means receipts or similar documents of title issued by or on behalf of a Depositary;

                  "DEPOSITARY SHARES" means the Shares held by a Depositary or in which a Depositary is interested in its capacity as a Depositary;

                  "INTERVENING ACT" means the refusal, withholding, suspension or revocation of any Operating Right applied for, granted to or enjoyed by the Company, or the imposition of any conditions or limitations upon any such Operating Right which materially inhibit the exercise thereof, in either case by any state, authority or person (including the Ministry) by reason of the nationality and/or activities of persons holding Shares in and/or controlling the Company;

                  "MINISTRY" means the Ministry of Communications and/or Minister of Communications;

                  "OPERATING RIGHT" means all or any part of any authority, permission, licence or privilege applied for, granted to or enjoyed by the Company, including the Licence, for the establishment, subsistence, maintenance and operation of a mobile radio telephone system using the cellular method and the provision of mobile radio telephone services to the public in Israel;

                  "PERMITTED MAXIMUM" means the maximum aggregate permitted number of Relevant Shares specified by the Board of Directors in accordance with the terms of the Licence, any other requirements of the Ministry and any relevant requirements of Law;

                  "RELEVANT PERSON" means:

                  (a) any individual who is not a Citizen of Israel or Resident of Israel as defined in Section 14.1(G)(2) of the License;

                  (b) any body corporate or unincorporate not incorporated, registered or otherwise established under the laws of Israel, including a government, governmental department or agency, statutory or other authority, any undertaking or body formed or established in a country or any part thereof other than Israel;

                  (c) any person who, without the approval of the Ministry, acquires, directly or indirectly, any Means of Control (as defined in the Licence) in breach of
                           Section 21 of the Licence other than a person who falls within Article 10A; or

                  (d) any Interested Party (as defined in the Licence) who, or who has an Officer Holder (as defined in the Licence) who, is in breach of Sections 23 or 24 of the Licence other than a person who falls within
                           Article 10A;

                  "RELEVANT SHARE" means any Share (other than a Share removed from the Relevant Shares Register (defined in Article 44.3.2) pursuant to Article 44.3.5), in which a Relevant Person has an interest or which is declared to be a Relevant Share pursuant to Article 44.3.4;

         44.3.

                  44.3.1. The Board of Directors shall not register a person as a holder of a Share unless the person has given to the Board of Directors a declaration (in a form prescribed by the Board of Directors) signed by him or on his behalf, stating his name, nationality, that he is not a Relevant Person falling within paragraphs (c) or (d) of the definition of that term and other information required by the Board of Directors.

                  44.3.2. The Board of Directors shall maintain a register (the "Relevant Shares Register"), in which shall be entered particulars of any Share which has been:

                           (a) acknowledged by the holder (or by a joint holder) to be a Relevant Share;

                           (b)      declared to be a Relevant Share pursuant to
                                    Article 44.3.4; or

                           (c) determined to be an Affected Share pursuant to Article 44.4.2.;

                                    and which has not ceased to be a Relevant
                                    Share. The particulars in the Relevant
                                    Shares Register in respect of any Share
                                    shall include the identity of the holder or joint holders and information requested by and supplied to the Board of Directors.

                  44.3.3. Each registered holder of a Share which has not been acknowledged to be a Relevant Share who becomes aware that such Share is or has become a Relevant Share shall forthwith notify the Company accordingly.

                  44.3.4. The Board of Directors may notify in writing the registered holder of a Share which is not in the Relevant Shares Register and appears to be a Relevant Share, requiring him to show that the Share is not a Relevant Share. Any person to whom such notice has been issued may within 21 clear days after the issue of the notice (or such longer period as the Board of Directors may decide) represent to the Board of Directors why such Share should not be treated as a Relevant Share but if, after considering such representations and other relevant information, the Board of Directors is not so satisfied, it shall declare such Share to be a Relevant Share and treat it as such.

                  44.3.5. The Board of Directors shall remove a Relevant Share from the Relevant Shares Register if the holder of the Relevant Share gives to the Board of Directors a declaration (in a form prescribed by the Board of Directors), together with such other evidence as the Board of Directors may require, which satisfies it that such Share is no longer, or should not be treated, as a Relevant Share.

         44.4.

                  44.4.1. Article 44.4.2 shall apply for so long as the Company holds or enjoys any Operating Right where the Board of Directors determines that it is necessary to take steps to protect any Operating Right because an Intervening Act is contemplated, threatened or intended, may take place or has taken place;

                  44.4.2. Where a determination has been made under Article 44.4.1, the Board of Directors shall take such of the following steps as they consider necessary or desirable to overcome, prevent or avoid an Intervening Act:

                           44.4.2.1. the Board of Directors may remove any
                                     Director from office, by a resolution
                                     passed by a majority of 75 per cent or more of the other Directors present and voting at the relevant meeting;

                           44.4.2.2. the Board of Directors may seek to identify
                                     those Relevant Shares which gave rise to the determination under Article 44.4.1 and by a resolution passed by a majority of 75 per cent or more of the Directors present and voting at the relevant meeting deal with such Shares as Affected Shares; and

                           44.4.2.3. when the aggregate number of Relevant
                                     Shares in the Relevant Shares Register
                                     exceeds the Permitted Maximum, the Board of Directors may deal with the Relevant Shares which it decides, by a resolution passed by a majority of 75 per cent or more of the Directors present and voting at the relevant meeting, are in excess of the Permitted Maximum as Affected Shares.

         44.5. The Board of Directors shall give an Affected Share Notice to the registered holder of any Affected Share and state that
                  Article 44.6 is to be applied forthwith in respect of such Affected Share. The registered holder of the Affected Share may within 21 clear days after the issue of the notice (or such longer period as the Board of Directors may decide) represent to the Board of Directors why such Share should not be treated as an Affected Share and if, after considering such representations and other relevant information, the Board of Directors considers that the Share should not be treated as an Affected Share it shall forthwith withdraw the Affected Share Notice and Article 44.6 shall no longer apply to the Share.

         44.6. An Affected Share in respect of which an Affected Share Notice has been served shall be treated as a dormant share (as defined in section 308 of the Companies Law) except that the registered holder of the Affected Share shall continue to have the right to receive dividends and other distributions of the Company and participate in bonus or rights issues of the Company in respect of such Share.

         44.7. In deciding which Shares are to be treated as Affected Shares, the Board of Directors shall have regard to the Relevant Shares which in its opinion have directly or indirectly caused the determination under Article 44.4 and the chronological order in which Relevant Shares have been entered in the Relevant Shares Register (and accordingly treat as Affected Shares those Relevant Shares entered in the Relevant Shares Register most recently) except where such criterion would in their opinion be inequitable, in which event the Board of Directors shall apply such other criterion or criteria as they may consider appropriate.

         44.8. Subject to the other provisions of this Article 44, the Board of Directors shall be entitled to assume without enquiry that:

                  44.8.1. all Shares not in the Relevant Shares Register and not falling within clause 44.8.2 are neither Relevant Shares nor Shares which would be or be capable of being treated as Affected Shares; and

                  44.8.2. all or some specified number of the Shares are Relevant Shares falling within paragraphs (a)-(b) in the definition of that term if they (or interests in them) are held by a Depositary unless and for so long as, in respect of any such Shares, it is established to their satisfaction that such Shares are not Relevant Shares.

         44.9. Any resolution or determination of, or any decision or the exercise of any discretion or power by, the Board of Directors or any one of the Directors under this Article 44 shall be final and conclusive.

         44.10.

                  44.10.1. On withdrawal of the determination under Article
                           44.4.1, the Board of Directors shall cease to act pursuant to such determination and inform every person on whom an Affected Share Notice has been served that Article 44.6 no longer applies in respect of such Share. The withdrawal of such a determination shall not affect the validity of any action taken by the Board of Directors under this Article whilst that determination remained in effect and such actions shall not be open to challenge on any ground whatsoever.

                  44.10.2. The Board of Directors shall, so long as it acts
                           reasonably and in good faith, be under no liability to the Company or to any other person for failing to treat any Share as an Affected Share or any person as a Relevant Person in accordance with this Article and it shall not be liable to the Company or any other person if, having acted reasonably and in good faith it determines erroneously that any Share is an Affected Share, or any person is a Relevant Person or on the basis of such determination or any other determination or resolution, they perform or exercise their duties, powers, rights or discretions under this Article in relation to such Share.

         44.11. A person who has an interest in Shares by virtue of having an interest in Depositary Receipts shall be deemed to have an interest in the number of Shares represented by such Depositary Receipts and not (in the absence of any other reason why he should be so treated) in the remainder of the Depositary Shares held by the relevant Depositary.